Exhibit 10.4

THIRD AMENDMENT TO
AMENDED AND RESTATED GAS GATHERING AGREEMENT
[Lake Arlington]
This Third Amendment to Amended and Restated Gas Gathering Agreement (the "Third Amendment") is executed August 13, 2012 but dated effective as of July 1, 2012 (the "Amendment Effective Date"), by and between Quicksilver Resources Inc. ("Producer"), and Cowtown Pipeline Partners L.P. (as assignee of Cowtown Pipeline L.P.) ("Gatherer").
WHEREAS, Producer and Gatherer are parties to the Amended and Restated Gas Gathering Agreement, dated as of September 1, 2008, as amended by the First Amendment to Amended and Restated Gas Gathering Agreement [Lake Arlington] dated as of September 29, 2009, and that Second Amendment to Gas Gathering Agreement dated as of October 1, 2010 (together, the "Lake Arlington Agreement");
WHEREAS, the parties desire to amend the terms of the Lake Arlington Agreement as provided in this Third Amendment;
NOW, THEREFORE, in consideration of the mutual premises and benefits contained herein, the adequacy, receipt and sufficiency of which are hereby acknowledged, Producer and Gatherer amend the terms of the Lake Arlington Agreement, as follows:

1.	Section 1, Definitions is amended to add the following definition at the end of Section 1.1:
"aa. "Lift Gas Volume" is the amount of Gas reserved under Section 3.2 and used by Producer for gas lift operations in the Contract Area measured at meter station number TXSA119MU Arlington Plant MU and expressed in MMBtus."

2.	Sections 11.1 and 11.2 of Section 11, Fees are deleted in their entirety and replaced with the following:
"11.1 Producer shall pay to Gatherer:
(a)sixty-six and 615/1000 cents ($.66615) multiplied by the positive difference between (i) the total volume of Producer's Gas (measured in MMBtus) metered at the Receipt Point(s) and (ii) the Lift Gas Volume (the "Gathering Fee"); and
(b)thirty cents ($.30) per MMBtu multiplied by the Lift Gas Volume (the "Lift Gas Fee").
11.2 On each Escalation Date, the Gathering Fee and Lift Gas Fee will increase by a percentage equal to the CPI Adjustment."

3.	The calculation of the Gathering Fee and the Lift Gas Fee shall be reflected in the monthly statement furnished by Gatherer to Producer under Section 12.1 of the Lake Arlington Agreement.

4.
Except as amended by this Third Amendment, which shall be effective as of the Amendment Effective Date, the terms and provisions of the Lake Arlington Agreement are and shall remain in full force and effect.

5.	Capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Lake Arlington Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the date first written above.

QUICKSILVER RESOURCES INC.
By:	/s/ C.C. Rupnow
Name: Clifford C. Rupnow
Title: VP Midstream Devel.

CRESTWOOD PIPELINE PARTNERS L.P.
By:	Crestwood Gas Services Operating GP LLC, its general partner
By:	/s/ Joel D. Moxley
Name: Joel D. Moxley
Title: Sr. Vice President and COO